Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Wrap Technologies, Inc. (the “Company”), that, to his or her knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 11, 2026

/s/ Scot Cohen
Scot Cohen
Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)